UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 24, 2006, Optical Communication Products, Inc. (the “Company”) completed its previously announced acquisition (the “GigaComm Acquisition”) of GigaComm Corporation, a Taiwan corporation (“GigaComm”), pursuant to the Primary Stock Purchase Agreement (the “Primary Purchase Agreement”) dated July 14, 2006, by and among the Company, GigaComm, certain stockholders of GigaComm and YEONGYI (Asia) Co., Ltd., a Taiwan corporation, as a selling stockholder and the representative of the selling stockholders (the "Selling Stockholders") .. Pursuant to the Primary Stock Purchase Agreement and additional stock purchase agreements entered into with additional holders of common stock holding shares of GigaComm common stock, the Company acquired 96.88% of the issued and outstanding shares of GigaComm common stock and paid a consideration of $18,795,515.79, consisting of both cash payments to stockholders of GigaComm and the repayment of all of GigaComm’s outstanding debt obligations. As a result of the GigaComm Acquisition, GigaComm became a subsidiary of the Company. The Company intends to acquire the remaining 3.12% of the issued and outstanding shares of GigaComm common stock as soon as possible, at which time the Company would have paid a total consideration of $19,400,000 for 100% of the total issued and outstanding shares of GigaComm common stock. GigaComm is a Taiwan-based supplier of passive optical network (PON) fiber-to-the-home (FTTH) components.

The description of the GigaComm Acquisition set forth above does not purport to be complete and is qualified in its entirety by reference to the Primary Purchase Agreement that was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on July 19, 2006 (the “GigaComm 8-K”). The description of the Primary Purchase Agreement remains subject to the qualifications set forth in the GigaComm 8-K.

The full text of the press release, dated August 25, 2006, announcing the completion of the GigaComm Acquisition, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) by an amendment to this Current Report within the time period permitted by this Item.

(b)	Pro Forma Financial Information.

The Company intends to file the financial statements required by Item 9.01(b) by an amendment to this Current Report within the time period permitted by this Item.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated August 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2006	OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By:	/s/ Philip F. Otto
Philip F. Otto

President and Chief Executive Officer